UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008.

FORTIFIED HOLDINGS CORP.
(formerly Aegis Industries, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-51936	98-0420577
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 Elm Street, New Canaan, Connecticut	06840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 594-1686

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On January 7, 2008, Fortified Holdings Corp. (the “Company”) closed on the sale of 10,012,500 Units in a private placement offering (the “Offering”) of up to 50,000,000 Units to a limited group of accredited investors (the “Sale”). Each Unit consists of (i) one (1) share of common stock, par value $.001 per share (“Common Stock”), and (ii) one (1) warrant (a “Warrant”) to purchase one (1) share of Common Stock at an exercise price of $0.65. Warrants are exercisable at any time through November 30, 2010. At any time after November 30, 2008, if the closing price of the Common Stock exceeds $2.00 per share for 15 consecutive trading days and the average trading volume of the Common Stock has exceeded 500,000 shares per trading day over the same period, the Company may redeem the Warrants 60 days after notice to the Warrant holders, and Warrants not exercised within that 60 day period will be redeemed at a redemption price of $0.001 per Warrant share. In that event, a Warrant holder desiring to exercise its Warrant will have the opportunity to do so within that 60 day period.

Each Unit was sold at a price of $0.40 per Unit for aggregate proceeds to the Company of $4,005,000. Designees of Falcon Capital, the Company’s placement agent, were issued 996,875 shares of Common Stock in connection with the Sale.

The Units were offered and sold only to “accredited investors” (as such term is defined in Rule 501 promulgated under the Securities Act) in reliance on the exemption provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. Each investor executed a subscription agreement confirming its “accredited investor” status.

In addition, effective January 7, 2008, the Company issued an additional 5,000,000 shares of its Common Stock to designees of Thomas Keenan Ventures LLC pursuant to the terms of an Agreement and Plan of Merger of the Company, dated May 31, 2007, as modified by a Letter Agreement dated September 12, 2007. Pursuant to that Agreement and Plan of Merger and Letter Agreement, such shares were due to be issued to Thomas Keenan Ventures LLC at such time as the Company raised not less than $2,600,000 through the sale of equity or equity-linked securities.

As previously disclosed in the Company’s 10-Q filed November 19, 2007, effective November 16, 2007, the Company closed on the sale of 2,550,000 Units in the Offering. Each Unit was sold at a price of $0.40 per Unit for aggregate proceeds to the Company of $1,020,000. The Units were offered and sold only to “accredited investors” (as such term is defined in Rule 501 promulgated under the Securities Act) in reliance on the exemption provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. Each investor executed a subscription agreement confirming its “accredited investor” status. Designees of Falcon Capital, the Company’s placement agent, were issued 255,000 shares of Common Stock in connection with the sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2008	FORTIFIED HOLDINGS CORP.

	By:	/s/ Alan Hurwitz
Name: Alan Hurwitz
Title: Chief Financial Officer